Exhibit 10.2

SECOND AMENDMENT TO first amended and restated executive employment agreement

This is a contractual amendment to the First Amended and Restated Executive Employment Agreement between iSpecimen, Inc. (the “Company”) and TRACY WILSON CURLEY (the “Executive”), executed on October 24th, 2022, as previously amended by the First Amendment to the First Amended and Restated Executive Employment Agreement, executed on January 24, 2023 (collectively, the “Agreement”).

WHEREAS, the Company and Executive do now mutually desire to further amend the Agreement by entering into this Second Amendment to the Agreement (the “Second Amendment”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Second Amendment, and such other good, and valuable consideration the receipt of which the parties hereby acknowledge, the parties agree to amend their Agreement as follows:

1.              Section 1 (Title, Position & Responsibilities) of the Agreement shall be amended to include the following paragraph, as the third paragraph of the Section 1:

For so long as Executive is employed as the Chief Executive Officer of the Company under this Agreement, and subject to applicable law, the Company shall use its reasonable best efforts to have its Nominating and Corporate Governance Committee or Board nominate Executive to serve as a member of the Board each year that Executive is up for re-election and, if elected by the stockholders, Executive shall fulfill all duties required of a member of the Board without any additional compensation. In the event Executive’s employment as Chief Executive Officer is terminated in accordance with this Agreement or Executive resigns or otherwise becomes unaffiliated with the Company, Executive shall, and does hereby agree to, tender Executive’s written resignation from the Board effective on the date of termination, resignation or non-affiliation unless the Board requests that the Executive to continue to serve and the Executive agrees to do so. In such event, compensation for continued service as a member of the Board shall be determined at such time in accordance with the policies then in effect with respect to other non-employee directors.

2.              Except as expressly provided in this Second Amendment, each and every term and condition of the Agreement, shall remain unchanged, and are, by this Second Amendment, specifically reaffirmed by, and binding on, the parties.

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3/31/2023	/s/ TRACY WILSON CURLEY
Date	TRACY WILSON CURLEY

ISPECIMEN, INC.

3/31/2023	/s/ Steven Gullans
Date	By:	Steven Gullans
	Title:	Director